Exhibit 10.2
2011 Omnibus Incentive Plan of Walter
Investment Management Corp.
Nonqualified Option Award Agreement

2011 Omnibus Incentive Plan of
Walter Investment Management Corp.
Nonqualified Option Award Agreement
You have been selected to receive a grant of nonqualified Options pursuant to the 2011 Omnibus Incentive Plan of Walter Investment Management Corp. (the “Plan”), as specified below:
Participant:
Date of Grant: May 10, 2011
Number of Shares Covered by This Option:
Option Price: $17.61
Date of Expiration: May 10, 2021
Vesting of Options: In Accordance With the Following Schedule:

Portion of
Vesting Date	Options Vesting
First anniversary of Date of Grant	One-Third
Second anniversary of Date of Grant	One-Third
Third anniversary of Date of Grant	One-Third
THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of a nonqualified Option by Walter Investment Management Corp., a Maryland corporation (the “Company”), to the Participant named above, pursuant to the provisions of the Plan.
The Plan provides a complete description of the terms and conditions governing this Grant of Options. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.	Grant of Options. The Company hereby grants to the Participant an Option to purchase the number of Shares set forth above, at the stated Option Price, which is 100% of the Fair Market Value (“FMV”) of a Share on the Date of Grant. The FMV is equal to the average of the high and the low selling price of Company shares on the NYSE Amex on the Date of Grant.

2.	Exercise of Option. Except as hereinafter provided, the Participant may exercise this Option at any time after the Option vests (according to the vesting schedule set forth above), provided that no exercise may occur subsequent to the close of business on the Date of Expiration (as defined above). This Option may be exercised in whole or in part, but not for less than 100 Shares at any one time, unless fewer than 100 Shares then remain subject to the Option, and the Option is then being exercised as to all such remaining Shares.

3.	Termination of Service.
(a)	By Death. In the event the employment of the Participant with the Company is terminated by reason of death, the portion of the Option not yet vested as of the date of death shall become immediately vested and exercisable. The entire Option shall remain exercisable at any time prior to its expiration date, or for 12 months after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant’s beneficiary, or by such persons that have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution.

(b)	By Disability. In the event the employment of the Participant with the Company is terminated by reason of Disability, the portion of the Option not yet vested as of the date of termination shall become immediately vested and exercisable. The entire Option shall remain exercisable at any time prior to its expiration date, or for 12 months after the date of termination, whichever period is shorter.

For purposes of this Agreement, disability shall be defined as a “permanent and total disability” within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

(c)	By Retirement. In the event the service of the Participant is terminated by reason of Retirement, the portion of the Option not yet vested as of the effective date of such Retirement shall become immediately vested and exercisable. The entire Option shall remain exercisable at any time prior to its expiration date, or for 5 years after the effective date of such retirement, whichever period is shorter.

For purposes of this Agreement, “Retirement” shall mean, the Participant’s voluntary termination of employment after such time as either, the Participant has reached the age of 60, or the sum of the Participant’s age and years of service with the Company exceeds 70; provided that, in either case, the Participant provides the Company with at least 6 months written notice of the Participant’s intention to retire, or such lesser time as the Company may agree. For purposes of this definition, the Participant’s years of service shall include years served with any predecessor or successor companies to the Company.

(d)	By the Participant as a Result of Constructive Termination. In the event that the Participant terminates Participant’s employment as a result of Constructive Termination, the portion of the Option not yet vested as of the effective date of such termination shall become immediately vested and exercisable. The entire Option shall remain exercisable at any time prior to its expiration date, or for 12 months after the effective date of such termination, whichever period is shorter.

For purposes of this Agreement, “Constructive Termination” shall mean, without the Participant’s written consent: (i) a material failure of the Company to comply with the provisions of this Agreement, (ii) a material diminution of the Participant’s position (including status, offices, title and reporting relationships), duties or responsibilities or pay, (iii) any purported termination of the Participant’s employment other than for Cause (as defined below), or (iv) the forced relocation of the Participant’s primary job location more than 50 miles from the location to which the Participant reports as of the effective date of this agreement; provided however, that any isolated, insubstantial or inadvertent change, condition, failure or breach described under subsections (i) — (iv) above which is not taken in bad faith and is remedied by the Company promptly after the Company’s actual receipt of written notice from the Participant shall not constitute Constructive Termination.

For purposes of this Agreement, a material diminution in pay or responsibility shall not be deemed to have occurred if: (i) the amount of the Participant’s bonus (if any) fluctuates due to performance considerations under the Company’s incentive plan or other Company incentive plan applicable to the Participant and in effect from time to time, (ii) the Participant is transferred to a position of comparable responsibility, status, title, office and compensation within the Company, or (iii) the Participant experiences a reduction in salary that is relatively comparable to reductions imposed upon other employees of comparable position to the Participant.

To be entitled to the foregoing the Participant must provide written notice, including details describing the basis of the Participant’s claim, to the Company within 60 days of the occurrence of the event(s) giving rise to a claim of Constructive Termination and the Company will have 30 days to remedy any non-compliance. Should the Participant fail to provide the foregoing notice or should the Company remedy the non-compliance, the unvested Options will not vest until such time as they are scheduled to vest pursuant to this Agreement.

(e)	For Cause. In the event the employment of the Participant with the Company is involuntarily terminated for Cause, all vested and unvested options shall be forfeited.

For purposes of this Agreement, “Cause” shall mean (A) conviction of, or plea of guilty or nolo contendere to, a felony arising from any act of fraud, embezzlement or willful dishonesty in relation to the business or affairs of the Company, or (B) conviction of, or plea of guilty or nolo contendere to, any other felony which is materially injurious to the Company or its reputation or which compromises the Participant’s ability to perform the Participant’s job function, and/or act as a representative of the Company, or (C) a willful failure to attempt to substantially perform the Participant’s duties (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not attempted to substantially perform such duties, and has failed to remedy the situation, to the extent possible, within fifteen (15) business days of such written notice from the Company or such longer time as may be reasonably required to remedy the situation, but no longer than forty-five (45) calendar days. For purposes of this definition, no act or failure to act on the Participant’s part shall be considered to be Cause if done, or omitted to be done, in good faith and with the reasonable belief that the action or omission was in the best interests of, or were not, in fact, materially detrimental to, the Company or a Company subsidiary.

(f)	For Other Reasons. Subject to the Compensation and Human Resource Committee’s (the “Committee”) discretion, if the employment of the Participant shall terminate for any reason other than the reasons set forth in this Section 3(a) through 3(e), the portion of the Option not yet vested as of the date of termination shall be forfeited. The portion of the Option vested as of the effective date of termination shall remain exercisable at any time prior to its expiration date, or for twelve (12) months after the effective date of termination, whichever period is shorter.
4.	Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company and prior to the Participant’s termination of employment, the Participant shall become immediately fully vested without restriction in all Options granted pursuant to this Agreement.

For purposes of this Agreement, a “Change of Control” shall mean a change of ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. 1.409A-3(i)(5).

5.	Restrictions on Transfer. Unless otherwise determined by the Committee in accordance with the Plan, this Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, this Option shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

6.	Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number and class of Shares subject to this Option, as well as the Option Price, shall be equitably adjusted by the Committee to prevent dilution or enlargement of rights.

7.	Procedure for Exercise of Option. This Option may be exercised by delivery of written notice to the Company at its executive offices, addressed to the attention of its Secretary. Such notice: (a) shall be signed by the Participant or his or her legal representative; (b) shall specify the number of full Shares then elected to be purchased with respect to the Option; (c) unless a Registration Statement under the Securities Act of 1933 is in effect with respect to the Shares to be purchased, shall contain a representation of the Participant that the Shares are being acquired by him or her for investment and with no present intention of selling or transferring them, and that he or she will not sell or otherwise transfer the Shares except in compliance with all applicable securities laws and requirements of any stock exchange upon which the Shares may then be listed; and (d) shall be accompanied by payment in full of the Option Price of the Shares to be purchased. The Option Price upon exercise of this Option shall be payable to the Company in full as provided for in the Plan.

As promptly as practicable after receipt of notice and payment upon exercise, the Company shall cause to be issued and delivered to the Participant or his or her legal representative, as the case may be, certificates for the shares so purchased, which may, if appropriate, be endorsed with appropriate restrictive legends. The share certificates shall be issued in the Participant’s name (or, at the discretion of the Participant, jointly in the names of the Participant and the Participant’s spouse). The Company shall maintain a record of all information pertaining to the participant’s rights under this Agreement, including the number of shares for which his or her Option is exercisable. If the Option shall have been exercised in full, this Agreement shall be returned to the Company and canceled.

8.	Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

9.	Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Shares subject to this Agreement until such time as the purchase price has been paid, and the Shares have been issued and delivered to him or her.

10.	Continuation of Employment. This Agreement shall not confer upon the Participant any right to continue employment with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s service at any time.

11.	Miscellaneous.
(a)	This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the exercise of this Option, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)	The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant’s rights under this Agreement, without the written consent of the Participant.

(c)	The Participant acknowledges and agrees that the Company shall have the power and the right to deduct or withhold, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to any exercise of the Participant’s rights under this Agreement should Participant fail to make timely payment of all taxes due.

The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the minimum amount required to be withheld.

(d)	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(e)	This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)	All obligations of the Company under the Plan and this Agreement, with respect to this Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)	To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

(h)	To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the state of Maryland.

(i)	Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Participant at the address set forth below, or in either case at such addresses as one party may subsequently furnish to the other party in writing.

(j)	This Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.

Walter Investment Management Corp.
By:

ATTEST:

Participant

Participant’s name and address: